UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2013

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2975 San Ysidro Way

Santa Clara, CA 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 1, 2013, Ambarella Corporation (the “Subsidiary”), a wholly-owned subsidiary of Ambarella, Inc. (the “Company”), entered into a Lease Agreement (the “Lease”) with Westcore Jay, LLC (“Landlord”), pursuant to which the Subsidiary will lease from Landlord approximately 35,347 rentable square feet of office space (the “Facility”) located at 3101 Jay Street, Santa Clara, California. The Facility will serve as the new executive offices of the Company. The Lease has an initial term of 60 months, commencing upon the completion of certain improvements to the Facility, which are anticipated to be completed by April 30, 2013, subject to the Subsidiary’s option to renew for three additional years. The Subsidiary’s monthly basic rent obligation for the Facility initially will be approximately $44,550, increasing annually to approximately $65,400 in 2017. The average monthly basic rent expense over the term of the Lease, for financial statement purposes, will be approximately $59,800. The Subsidiary will provide a security deposit of approximately $58,300, and is also obligated to pay its proportionate share of certain expenses associated with the maintenance, repair and operation of the Facility. The foregoing description is qualified in its entirety by reference to the Lease, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending January 31, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2013	Ambarella, Inc.

/s/ George Laplante George Laplante Chief Financial Officer